Amendment No. RI0218G

EXHIBIT 10.23

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of April 17, 2013, between FARM CREDIT SERVICES OF AMERICA, FLCA AND FARM CREDIT SERVICES OF AMERICA, PCA (collectively, “Lead Lender”) and Lincolnway Energy, LLC, Nevada, Iowa (the “Company”).

BACKGROUND

Lead Lender and the Company are parties to a Master Loan Agreement dated August 21, 2012 (such agreement, as previously amended, is hereinafter referred to as the “MLA”). Lead Lender and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Lead Lender and the Company agree as follows:

1.	Section 9(H)(7) of the MLA is hereby amended and restated to read as follows:

SECTION 9.    Affirmative Covenants. Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(H)    Reports and Notices. Furnish to Agent

(7)    Compliance Certificates. Together with each set of financial statements furnished to Agent pursuant to Section 9(H) hereof for a period corresponding to a period for which one or more of the financial covenants set forth in Section 11 hereof are required to be tested, a certificate of an officer or employee of the Company acceptable to Agent setting forth calculations showing compliance with each of the financial covenants that require compliance at the end of the period for which the statements are being furnished. Notwithstanding the foregoing, Agent may request additional monthly construction budget information to support the Compliance Certificate calculations.

2.    Section 9 Subsections (I) and (J) of the MLA are hereby amended and restated to read as follows:

SECTION 9.    Affirmative Covenants. Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(I)    Project Budget and Contract. On or before June 1, 2013, provide to Agent in form and content acceptable to Agent, a project budget and conversion project contract between the Company and ICM, Inc. for the project converting the Company's energy source to natural gas.

Amendment RI0218G to Master Loan Agreement RI0218E
LINCOLNWAY ENERGY, LLC
Nevada, Iowa

(J) Mortgage. As soon as practicable, or by such date as Agent may specify to the Company in writing, a recorded amended and restated mortgage ("Mortgage") covering the Company's real property located in Story County, Iowa along with an endorsement to the ALTA's lender's policy of title insurance. The Company agrees to pay 100% of the costs and related fees on the Mortgage, together with such endorsements as may be reasonably requested by Agent. Agent's failure to receive the Mortgage and payment of related fees shall constitute an Event of Default.

3.    Section 9 (K) of the MLA shall be deleted in its entirety.

4.    Section 10(K) of the MLA is hereby amended and restated to read as follows:

SECTION 10.    Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:

(K)    Dividends, Etc. Declare or pay any dividends, or make any distribution of assets to the stockholders, or purchase, redeem, retire or otherwise acquire for value any of its capital stock, or allocate or otherwise set apart any sum for any of the foregoing, except that in any fiscal year of the Company, the Company may pay dividends in an amount up to 50% of its net income for the prior fiscal year, provided that no Event of Default or Potential Default shall have occurred and be continuing or would result therefrom.

5.    Section 11 of the MLA is hereby amended and restated to read as follows:

SECTION 11.    Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(A)    Working Capital. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than $10,000,000.00, except that in determining current assets, any amount available under the Revolving Term Loan Supplement (less the amount that would be considered a current liability under GAAP if fully advanced) hereto may be included. Furthermore, also in determining current assets over current liabilities, the lesser of $6,000,000.00 or any "Unspent Construction Designated Funds" (as defined in the Compliance Certificate), shall be deducted.

(B)    Net Worth. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $37,000,000.00.

Amendment RI0218G to Master Loan Agreement RI0218E
LINCOLNWAY ENERGY, LLC
Nevada, Iowa

6.    Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, LINCOLNWAY ENERGY, LLC
FLAC AND FARM CREDIT SERVICES OF AMERICA, PCA

By: /s/ Kathryn Frahm	By: /s/ Kim Supercynski

Title: VP Commercial Lender	Title: CFO

Exhibit A
Lincolnway Energy, LLC
Nevada, Iowa
Compliance Certificate

As of Month Ended____________________________

This Certificate is delivered pursuant to the Master Loan Agreement dated August 21, 2012 (hereinafter referred to as the "MLA") between Lincolnway Energy, LLC (hereinafter referred to as the "Company") and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (hereinafter referred to as "Lead Lender"). Terms used herein and defined in the MLA shall have their defined meanings when used herein.

Section 11(A) - Working Capital
Covenanted Working Capital required to be no less than $10,000,000 at all times

A	GAAP Current Assets
B	plus: Unadvanced Portion of Term Revolver
C	Adjusted Current Assets		$—

D	GAAP Current Liabilities
E	plus: Current Portion of Term Revolver When Fully Advanced
F	Adjusted Current Liabilities		$—
	GAAP Working Capital (A-D) -->	$—

G		Adjusted Working Capital (C-F) -->	$—

H	Construction Project's Budgets (as approved by CoBank)**
I	minus: Amount Spent/Capitalized To Date
J	Unspent Construction Designated Funds (H-I) -->	$—

K	Deduct lesser of $6 million or Unspent Construction Designated Funds		$—

	Compliance ( Yes / No )	Covenanted Working Capital (G-K) -->	$—

**$8 million until approved budget is provided on or before June 1, 2013

Section 11 (B) - Net Worth
Net Worth required to be no less than $37,000,000 at all times
	Compliance ( Yes / No )	Net Worth -->

FINANCIAL OFFICER CERTIFICATION

The undersigned hereby certifies that the foregoing is a correct statement of financial condition and compliance as of the month end stated above, and that, during such month, there existed at no time any condition or event which constituted an event of default or which, after notice or lapse of time or both, would constitute an event of default in the performance of any covenants contained in the MLA.

	By:__________________________________________	Title:___________________________	Date:__________________

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